                                                                    Exhibit 99.2



                               IMPRA (UK) LIMITED

                  REPORT OF THE AUDITORS TO THE SHAREHOLDERS OF
                               IMPRA (UK) LIMITED




We have audited the financial statements on pages four to nine as of and for the year ended 30th June 1996 and the year ended 30th June 1995 (not included herein) which have been prepared under the historical cost convention and the accounting policies set out on page six.

Respective responsibilities of directors and auditors

As described on page two the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of opinion

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practice Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 30th June 1996 and as at 30th June 1995 and of its profit for the years then ended and have been properly prepared in accordance with the provisions of the Companies Act 1985 applicable to small companies.




Morley & Co.                            /s/ Morley & Co.
Registered Auditors
Chartered Accountants
1-3 Devizes Road
Old Town
Swindon
Wilts
SN1 4BJ                    Dated:             7th August 1996

                                       15